Exhibit 10.3

Performance Based

MIDDLEBURG FINANCIAL CORPORATION

Performance Stock Award Agreement

THIS AGREEMENT dated as of the ________________________, between MIDDLEBURG FINANCIAL CORPORATION, a Virginia corporation (the “Company”), and _____________________ (“Participant”), is made pursuant and subject to the provisions of the Middleburg Financial Corporation 2006 Equity Compensation Plan (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.          Award of Stock. Pursuant to the Plan, the Company, on _________________ (the “Award Date”), granted Participant _______ shares of Common Stock (“Performance Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein.

2.           Restrictions. Except as provided in this Agreement, the Stock is nontransferable and are subject to a substantial risk of forfeiture.

3.            Vesting. Participant’s interest in the Stock shall be transferable and nonforfeitable (“Vested”) after the end of the three-year performance cycle beginning January 1, 2008, and ending December 31, 2011, in accordance with the performance criteria described in the following schedules. Participant’s Vested interest in his award shall be the sum of the Vested percentages set forth in subsections (a) and (b) below, subject to subsections (c) and (d):

(a) Return on Average Equity is net income divided by average shareholders’ equity will be measured against our peer group. ROE weight = 50%.

Three-Fiscal Year Return on Average Equity	Vested Percentage
Less than 30th percentile	0%
30th – 39th percentile	16.7%
40th -49th percentile	33.3%
50th percentile or greater	50.0%

(b)	Return on Assets is net income divided by total assets and will be measured against our peer group. ROA weight = 50%

Three-Fiscal Year Return on Assets	Vested Percentage
Less than 30th percentile	0%
30th – 39th percentile	16.7%
40th – 49th percentile	33.3%
50th percentile or greater	50.0%

(c) Participants shall become Vested in his or her Stock awards as of the date that Return on Average Equity and Return on Assets are certified by the Committee after December 31, 2011. Interpolation shall be used when performance falls between identified performance parameters.

(d) Notwithstanding the foregoing, any Stock that has not previously become Vested or forfeited, shall become Vested as of the date of a Change in Control.

4.          Forfeiture. All Stock that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates prior to the date such Stock become Vested pursuant to Section 3.

5.           Shareholder Rights. Participant will have no rights of a shareholder of the Company with respect to the Stock until the Stock are Vested and shares of Common Stock are issued.

6.          Payment. Payment for Participant’s Stock shall be made at the time the Stock becomes Vested.

7.          Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

8.          Taxes. The Company shall have the right to retain and withhold from any Payment the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such award.

10.          No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Participant’s employment at any time.

11.        Change in Capital Structure. In accordance with the terms of the Plan, the terms of this award shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12.        Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

13.        Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

14.        Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.        Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

MIDDLEBURG FINANCIAL CORPORATION

By

(Printed Name)

PARTICIPANT

(Printed Name)

Date

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